Exhibit 2.1

Wyoming Secretary of State	For Office Use Only
Herschler Bldg East, Ste.100 & 101	WY Secretary of State
FILED: Aug 27 2025 2:20PM
Cheyenne, WY 82002-0020	Original ID: 2025-001754861
Ph. 307-777-7311

Limited Liability Company

Articles of Organization

I.	The name of the limited liability company is:

Gratus Reserve II, LLC

II.	The name and physical address of the registered agent of the limited liability company is:

National Registered Agents, Inc.

2232 Dell Range Blvd Ste 200

Cheyenne, WY 82009

III.	The mailing address of the limited liability company is:

6548 Bridle Trail Road

Gurnee, IL 60031

IV.	The principal office address of the limited liability company is:

6548 Bridle Trail Road

Gurnee, IL 60031

V.	The organizer of the limited liability company is:

Clemen Cunningham

1431 E McKinney St, Ste 130, Denton TX 76209

Signature:	Clemen Cunningham	Date:	08/27/2025

Print Name:	Clemen Cunningham

Title:	Organizer

Email:	clemen@crowdfundinglawyers.net

Daytime Phone #:	3237991342

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑	I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑	I am filing in accordance with the provisions of the Wyoming Limited Liability Company Act, (W.S. 17-29-101 through 17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑	I understand that the information submitted electronically by me will be used to generate Articles of Organization that will be filed with the Wyoming Secretary of State.

☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑	I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a)	A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i)	Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii)	Makes any materially false, fictitious or fraudulent statement or representation; or

(iii)	Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑	I acknowledge having read W.S. 6-5-308.

Filer is:	☑	An Individual	☐	An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Organization.

Signature:	Clemen Cunningham	Date:	08/27/2025

Print Name:	Clemen Cunningham

Title:	Organizer

Email:	clemen@crowdfundinglawyers.net

Daytime Phone #:	3237991342

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

National Registered Agents, Inc., whose registered office is located at 2232 Dell Range Blvd Ste 200, Cheyenne, WY 82009, voluntarily consented to serve as the registered agent for Gratus Reserve II, LLC and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	Clemen Cunningham	Date:	08/27/2025

Print Name:	Clemen Cunningham

Title:	Organizer

Email:	clemen@crowdfundinglawyers.net

Daytime Phone #:	3237991342

STATE OF WYOMING

Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF ORGANIZATION

Gratus Reserve II, LLC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 27th day of August, 2025 at 2:20 PM.

Remainder intentionally left blank.

Secretary of State

Filed Online By:
Filed Date: 08/27/2025	Clemen Cunningham
on 08/27/2025

Wyoming

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 11/21/2025 07:22 AM
Original ID: 2025-001754861
Amendment ID: 2025-006188580

Limited Liability Company
Amendment to Articles of Organization

1. Name of the limited liability company:
(Name must match exactly to the Secretary of State's records.)

Gratus Reserve II, LLC

2. The date of filing its articles of organization: 08/27/25
(Date must match exactly to the Secretary of State's records.)

3. Article number(s) I, III, and IV is amended as follows:
See checklist below for article number information.

III. The mailing address of the limited liability company is:
718 Washington Ave. N., Minneapolis, MN 55401

IV. The principal office address of the limited liability company is
718 Washington Ave. N., Minneapolis, MN 55401

RECEIVED NOV -5 2025 WYOMING SECRETARY OF STATE

Signature: [signature]
(Shall be executed by a person authorized by the company.)

Date: 10/31/25
(mm/dd/yyyy)

Print Name: Clemen Cunningham

Title: Organizer

Contact Person: Clemen Cunningham

Daytime Phone Number: 951-459-0166

Email: clemen@crowdfundinglawyers.net

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- [x] ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] **Processing time is up to 15 business days** following the date of receipt in our office.
- [x] Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- [x] Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**
- [x] *Refer to original articles of organization to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***

LLC-Amendment – Revised June 2021

STATE OF WYOMING
Office of the Secretary of State

CERTIFICATE OF NAME CHANGE

Current Name: **Gratus Reserve V, LLC**
Old Name: **Gratus Reserve II, LLC**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **21st** day of **November**, **2025**

Secretary of State

By: Morgan Coe

Filed Date: 11/21/2025